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                                                                    EXHIBIT 11.1

                         DIAMOND OFFSHORE DRILLING, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             THREE MONTHS ENDED JUNE 30,
                                                   ---------------------------------------------------------------------------------
                                                                    1999                                      1998
                                                   -------------------------------------     ---------------------------------------
                                                                 WEIGHTED                                    WEIGHTED
                                                                  AVERAGE                                     AVERAGE
                                                     INCOME       SHARES      PER SHARE        INCOME         SHARES     PER SHARE
                                                   (NUMERATOR) (DENOMINATOR)    AMOUNT       (NUMERATOR)  (DENOMINATOR)    AMOUNT
                                                   -------------------------------------     ---------------------------------------
BASIC EPS
   Net income ...............................        $ 53,227    135,824        $  0.39        $111,665      139,328      $    0.80

EFFECT OF DILUTIVE POTENTIAL SHARES
   Convertible notes issued 2/4/97 ..........           1,293      9,876                          2,458        9,876

DILUTED EPS
                                                     --------    -------        -------        --------      -------      ---------
   Net income + assumed conversions .........        $ 54,520    145,700        $  0.37        $114,123      149,204      $    0.76
                                                     ========    =======        =======        ========      =======      =========


                                                                              SIX MONTHS ENDED JUNE 30,
                                                   ---------------------------------------------------------------------------------
                                                                   1999                                       1998
                                                   ------------------------------------       --------------------------------------
                                                                 WEIGHTED                                   WEIGHTED
                                                                  AVERAGE                                    AVERAGE
                                                     INCOME       SHARES      PER SHARE        INCOME        SHARES      PER SHARE
                                                   (NUMERATOR) (DENOMINATOR)    AMOUNT       (NUMERATOR)  (DENOMINATOR)    AMOUNT
                                                   ------------------------------------       --------------------------------------
BASIC EPS
   Net income ...............................        $105,045    135,820        $  0.77        $192,387      139,326      $    1.38

EFFECT OF DILUTIVE POTENTIAL SHARES
   Convertible notes issued 2/4/97 ..........           3,459      9,876                          4,956        9,876

DILUTED EPS
                                                     --------    -------        -------        --------      -------      ---------
   Net income + assumed conversions .........        $108,504    145,696        $  0.74        $197,343      149,202      $    1.32
                                                     ========    =======        =======        ========      =======      =========